EXHIBIT 99.1

NEWS RELEASE

CTI Industries Corporation

Announces New Financing and Banking Relationship

FOR IMMEDIATE RELEASE

December 18, 2017

LAKE BARRINGTON, IL, December 18, 2017 — CTI Industries Corporation (NASDAQ Capital Market: CTIB) (the “Company”) announces that on December 14, 2017 the Company entered into a Credit Agreement with PNC BANK, NATIONAL ASSOCIATION (the “Bank”) under which the Bank extended to the Company a credit facility in the aggregate amount of $24,000,000. The facility includes a Revolving Credit Facility of up to $18,000,000 and a Term Loan Facility of $6,000,000. The maturity date on the loans is December 2022. Proceeds of the loans will be utilized for the repayment of all outstanding loan obligations of the Company to BMO Harris and BMO Private Equity (U.S.) in the aggregate amount of approximately $17,000,000, for working capital purposes, and for the purchase of capital equipment.

About CTI: CTI Industries Corporation is one of the leading manufacturers and marketers of foil and latex balloons, develops, produces and markets vacuum sealing systems for household use, produces laminated and printed films for commercial uses and markets home organizing products. CTI markets its products throughout the United States and in a number of other countries.

This press release may contain “forward-looking” statements within the meaning of Section 17A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements may include, but are not limited to, statement containing works such as “may,” “should,” “could,” “would,” “expect,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar expressions. Actual results could differ materially from those projected or implied in the forward-looking statements, which involve a number of risks and uncertainties, including (i) the risks of generating and maintaining sales in a highly competitive market, (ii) the ability of the Company to enter into or maintain contracts or relationships with customers, distributors, licensors and suppliers, (iii) manufacturing risks, as well as other risks and uncertainties reported by the Company in its public filings, with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10Q.

CONTACT:
Investor Relations
Stanley Brown, 847-620-1330
sbrown@ctiindustries.com